UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Agreement.

Underwriting Agreement

On May 28, 2015, MarkWest Energy Partners, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Partnership, its wholly owned subsidiary MarkWest Energy Finance Corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), certain wholly owned subsidiaries of the Partnership named therein (the “Subsidiary Guarantors” and, together with the Issuers, the “MarkWest Entities”) and Wells Fargo Securities, LLC, as the representative of the several underwriters named in the Underwriting Agreement, with respect to the issuance and sale in an underwritten public offering (the “Offering”) of $1,200,000,000 in aggregate principal amount of the Issuers’ 4.875% senior unsecured notes due 2025 (the “Notes”).

The Underwriting Agreement contains customary representations, warranties and agreements by the MarkWest Entities to the underwriters, including the indemnification of the underwriters for certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Partnership intends to use the net proceeds from the Offering of approximately $1,175.1 million (after deducting underwriting discounts and commissions and estimated fees and expenses) to fund payments it will make upon the settlement of the Partnership’s pending tender offers (the “Tender Offers”) for any and all of the Issuers’ outstanding 6.75% senior unsecured notes due 2020 (the “2020 Notes”), 6.5% senior unsecured notes due 2021 (the “2021 Notes”) and 6.25% senior unsecured notes due 2022 (together with the 2020 Notes and 2021 Notes, the “Tendered Notes”).

Certain of the underwriters and their affiliates have performed investment banking, commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time in the future, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of business. In addition, certain of the underwriters or their affiliates may be holders of the Tendered Notes subject to the Partnership’s Tender Offers and may therefore also receive a portion of the proceeds from the Offering in respect of such notes.

The foregoing description is a brief summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Fifteenth Supplemental Indenture for 4.875% Senior Notes due 2025

On June 2, 2015, the Issuers completed the public offering of the Notes, which are fully and unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantors, which also guarantee all of the Issuers’ outstanding series of senior notes.

The terms of the Notes are governed by the Indenture, dated as of November 2, 2010 (the “Indenture”), by and among the Issuers, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Fifteenth Supplemental Indenture, dated as of June 2, 2015 (the “Fifteenth Supplemental Indenture”). The Notes will mature on June 1, 2025. Interest is payable each June 1 and December 1, commencing December 1, 2015, and will accrue from June 2, 2015. Prior to March 1, 2025, the Issuers may redeem, at their option, all or part of the Notes at any time at the “make-whole” redemption prices specified in the Fifteenth Supplemental Indenture, plus any accrued but unpaid interest to the date of redemption. On or after March 1, 2025, the Issuers may redeem, at their option, all or part of the Notes at any time, at a price of 100% of the principal amount of the Notes, plus any accrued but unpaid interest to the date of redemption. If the Partnership or any of its Restricted Subsidiaries (as defined in the Fifteenth Supplemental Indenture) sells certain assets and does not reinvest the proceeds to repay senior indebtedness or if there occur certain changes in control, the Partnership must offer to repurchase the Notes. The Notes are unsecured, rank equally with all of each Issuer’s existing and future senior debt and rank senior to all of each Issuer’s future subordinated debt. The Notes are structurally subordinated to all of each Issuer’s existing and future secured debt to the extent of the value of collateral securing such debt.

The Fifteenth Supplemental Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) borrow money; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make investments; (iv) use assets as collateral in other transactions; (v) sell certain assets or merge with or into other companies; and (vi) engage in transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. If at any time the Notes are rated investment grade by either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and no Default (as defined in the Fifteenth Supplemental Indenture) has occurred and is continuing, many of such covenants will terminate and the Partnership and its subsidiaries will cease to be subject to such covenants.

The Fifteenth Supplemental Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Partnership to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership to comply for 90 days after notice with the provisions of the Fifteenth Supplemental Indenture relating to periodic reports of the Partnership as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (v) failure by the Partnership to comply for 30 days after notice with provisions of the Fifteenth Supplemental Indenture relating to change of control or asset sales or certain covenants described in the Fifteenth Supplemental Indenture (provided that notice need not be given and an Event of Default shall occur, 30 days after any breach of the covenants relating to restricted payments or incurrence of indebtedness and issuance of disqualified equity) in each case other than a failure to purchase Notes which will constitute an Event of Default under (ii) above and other than a failure to comply with certain covenants relating to merger, consolidation or sale of assets which will constitute an Event of Default under (iii) above and other than a failure to comply with certain provisions relating to periodic reports by the Partnership which will constitute an Event of Default under (iv) above; (vi) failure by the Partnership to comply for 60 days after notice with any of the other agreements in the Fifteenth Supplemental Indenture; (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by either Issuer or any of the Partnership’s Restricted Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Restricted Subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more; (viii) failure by either Issuer or any of the Partnership’s Restricted Subsidiaries to pay final judgments aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) except as permitted by the Fifteenth Supplemental Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its guarantee of the Notes; and (x) certain events of bankruptcy or insolvency described in the Fifteenth Supplemental Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Other material terms of the Notes, the Indenture and the Fifteenth Supplemental Indenture are described in the prospectus supplement, dated May 28, 2015, as filed by the Issuers and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) on May 29, 2015. The foregoing description of the Fifteenth Supplemental Indenture is qualified in its entirety by reference to the Fifteenth Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

The Issuers and the Subsidiary Guarantors registered the sale of the Notes and the underlying guarantees with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-184605) filed on October 26, 2012, as amended by Post-Effective Amendment No. 1 to Form S-3, filed on January 7, 2013, and Post-Effective Amendment No. 2 to Form S-3, filed on November 18, 2014.

ITEM 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information in this Current Report on Form 8-K (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.  This Current Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

On May 28, 2015, the Partnership issued a press release announcing the Offering and a press release announcing the pricing of the Offering. On June 2, 2015, the Partnership issued a press release announcing the completion of the Offering. Copies of the press releases are furnished as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, hereto.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement, dated as of May 28, 2015, by and among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Subsidiary Guarantors named therein and Wells Fargo Securities, LLC, as the representative of the several underwriters.

4.1

Fifteenth Supplemental Indenture, dated as of June 2, 2015, by and among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 4.875% Senior Notes due 2025 (included in Exhibit 4.1).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	Press release dated May 28, 2015 announcing the offering of the notes.

99.2	Press release dated May 28, 2015, announcing the pricing of the notes.

99.3	Press release dated June 2, 2015, announcing the completion of the offering of the notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: June 2, 2015	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Executive Vice President and Chief Financial Officer